Exhibit 99

MREIC

Supplemental Information | A Public REIT Since 1968 | March 31, 2021

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION
Bell Works, 101 Crawfords Corner Road, Suite 1405, Holmdel, NJ 07733

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), adjusted funds from operations (AFFO), net operating income (NOI) and adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 21 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

Consolidated Balance Sheets

(in thousands except for per share amounts)

	As of	As of
	March 31,	September 30,
	2021	2020
	(unaudited)
ASSETS

Real Estate Investments:
Land	$266,794	$250,497
Buildings and Improvements	1,945,880	1,793,367
Total Real Estate Investments	2,212,674	2,043,864
Accumulated Depreciation	(321,047)	(296,020)
Real Estate Investments	1,891,627	1,747,844

Cash and Cash Equivalents	19,383	23,517
Securities Available for Sale at Fair Value	131,654	108,832
Tenant and Other Receivables	2,735	5,431
Deferred Rent Receivable	14,383	12,856
Prepaid Expenses	13,206	7,554
Intangible Assets, net of Accumulated Amortization of $18,461 and $17,330, respectively	20,563	16,832
Capitalized Lease Costs, net of Accumulated Amortization of $4,893 and $4,286, respectively	5,600	5,631
Financing Costs, net of Accumulated Amortization of $551 and $356, respectively	1,185	1,380
Other Assets	8,080	9,906
TOTAL ASSETS	$2,108,416	$1,939,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt
Issuance Costs	$866,224	$799,507
Loans Payable	75,000	75,000
Accounts Payable and Accrued Expenses	4,642	3,998
Other Liabilities	26,450	23,673
Total Liabilities	972,316	902,178

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 26,600 and 21,900 Shares Authorized as of March 31, 2021 and September 30, 2020, respectively; 21,986 and 18,880 Shares Issued and Outstanding as of March 31, 2021 and September 30, 2020, respectively	549,640	471,994
Common Stock, $0.01 Par Value Per Share: 300,000 and 200,000 Shares Authorized as of March 31, 2021 and September 30, 2020, respectively; 98,301 and 98,054 Shares Issued and Outstanding as of March 31, 2021 and September 30, 2020, respectively	983	981
Excess Stock, $0.01 Par Value Per Share: 200,000 Shares Authorized as of March 31, 2021 and September 30, 2020; No Shares Issued or Outstanding as of March 31, 2021 and September 30, 2020	-0-	-0-
Additional Paid-In Capital	588,049	568,998
Accumulated Other Comprehensive Loss	(2,572)	(4,368)
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	1,136,100	1,037,605
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,108,416	$1,939,783

SECOND quarter Fiscal year 2021 supplemental information	3

Consolidated Statements of Income (Loss)

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
INCOME:
Rental Revenue	$39,246	$35,114	$76,091	$69,983
Reimbursement Revenue	7,119	6,594	13,856	13,424
Lease Termination Income	-0-	-0-	377	-0-
TOTAL INCOME	46,365	41,708	90,324	83,407

EXPENSES:
Real Estate Taxes	5,604	5,029	10,922	10,064
Operating Expenses	2,039	1,634	3,775	3,831
General & Administrative Expenses	2,091	2,396	4,117	4,660
Non-recurring Strategic Alternative & Proxy Costs	1,993	-0-	2,239	-0-
Non-recurring Severance Expense	-0-	-0-	-0-	786
Depreciation	13,064	11,475	25,141	22,907
Amortization of Capitalized Lease Costs and Intangible Assets	879	767	1,687	1,521
TOTAL EXPENSES	25,670	21,301	47,881	43,769

OTHER INCOME (EXPENSE):
Dividend Income	1,587	3,404	3,195	6,642
Realized Gain On Sale of Securities Transactions	2,248	-0-	2,248	-0-
Unrealized Holding Gains (Losses) Arising During the Periods	19,186	(83,075)	38,906	(86,710)
Interest Expense, including Amortization of Financing Costs	(9,387)	(9,050)	(18,546)	(18,259)
TOTAL OTHER INCOME (EXPENSE)	13,634	(88,721)	25,803	(98,327)

NET INCOME (LOSS)	34,329	(68,314)	68,246	(58,689)

Less: Preferred Dividends	8,416	6,764	16,587	12,862

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$25,913	$(75,078)	$51,659	$(71,551)

SECOND quarter Fiscal year 2021 supplemental information	4

FFO, AFFO and Adjusted EBITDA Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
FFO, AFFO
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	$51,659	$(71,551)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,186)	83,075	(38,906)	86,710
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	13,007	11,409	25,026	22,788
Plus: Amortization of Intangible Assets	600	508	1,132	1,016
Plus: Amortization of Capitalized Lease Costs	305	285	606	557
FFO Attributable to Common Shareholders	20,639	20,199	39,517	39,520
Plus: Depreciation of Corporate Office Capitalized Costs	57	66	116	118
Plus: Stock Compensation Expense	77	114	134	270
Plus: Amortization of Financing Costs	346	322	676	758
Plus: Non-recurring Strategic Alternative & Proxy Costs	1,993	-0-	2,239	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Gain on Sale of Securities Transactions	(2,248)	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Recurring Capital Expenditures	(403)	(717)	(563)	(936)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,043)	(632)	(1,661)	(1,232)
AFFO Attributable to Common Shareholders	$19,418	$19,352	$37,833	$39,284

	For The		For The
	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
Adjusted EBITDA
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	$51,659	$(71,551)
Plus: Preferred Dividends	8,416	6,764	16,587	12,862
Plus: Interest Expense, including Amortization of Financing Costs	9,387	9,050	18,546	18,259
Plus: Depreciation and Amortization	13,943	12,242	26,829	24,428
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	51	51
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,186)	83,075	(38,906)	86,710
Less: Gain on Sale of Securities Transactions	(2,248)	-0-	(2,248)	-0-
Adjusted EBITDA	$36,251	$36,079	$72,518	$70,759

SECOND quarter Fiscal year 2021 supplemental information	5

NOI Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
Net Operating Income
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	$51,659	$(71,551)
Plus: Preferred Dividends	8,416	6,764	16,587	12,862
Plus: General & Administrative Expenses	2,091	2,396	4,117	4,660
Plus: Non-recurring Strategic Alternative & Proxy Costs	1,993	-0-	2,239	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Plus: Depreciation	13,064	11,475	25,141	22,907
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	879	767	1,687	1,521
Plus: Interest Expense, including Amortization of Financing Costs	9,387	9,050	18,546	18,259
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,186)	83,075	(38,906)	86,710
Less: Dividend Income	(1,587)	(3,404)	(3,195)	(6,642)
Less: Gain on Sale of Securities Transactions	(2,248)	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Net Operating Income – NOI	$38,722	$35,045	$75,250	$69,512

	For The		For The
	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
Components of Net Operating Income Consists of:
Revenues:
Rental Revenue	$39,246	$35,114	$76,091	$69,983
Reimbursement Revenue	7,119	6,594	13,856	13,424
Total Rental and Reimbursement Revenue	46,365	41,708	89,947	83,407

Expenses:
Real Estate Taxes	5,604	5,029	10,922	10,064
Operating Expenses	2,039	1,634	3,775	3,831
Total Real Estate Taxes and Operating Expenses	7,643	6,663	14,697	13,895
Net Operating Income – NOI	$38,722	$35,045	$75,250	$69,512

SECOND quarter Fiscal year 2021 supplemental information	6

Financial Highlights

(unaudited) (in thousands except for per share amounts)

	For The			For The
	Three Months Ended			Six Months Ended
	3/31/2021	3/31/2020	Change (%)	3/31/2021	3/31/2020	Change (%)

Weighted Average Common Shares Outstanding
Basic	98,298	97,864	0.4%	98,200	97,370	0.9%
Diluted	98,496	97,941	0.6%	98,352	97,466	0.9%

Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	(134.5)%	$51,659	$(71,551)	(172.2)%

Basic	$0.26	$(0.77)	(133.8)%	$0.53	$(0.73)	(172.6)%
Diluted	0.26	(0.77)	(133.8)%	0.53	(0.73)	(172.6)%

Net Operating Income – NOI	$38,722	$35,045	10.5%	$75,250	$69,512	8.3%

Basic	$0.39	$0.36	8.3%	$0.77	$0.71	8.5%
Diluted	0.39	0.36	8.3%	0.77	0.71	8.5%
Funds From Operations – FFO	$20,639	$20,199	2.2%	$39,517	$39,520	0.0%

Basic	$0.21	$0.21	0.0%	$0.40	$0.41	(2.4)%
Diluted	0.21	0.21	0.0%	0.40	0.41	(2.4)%

Adjusted Funds From Operations – AFFO	$19,418	$19,352	0.3%	$37,833	$39,284	(3.7)%

Basic	$0.20	$0.20	0.0%	$0.39	$0.40	(2.5)%
Diluted	0.20	0.20	0.0%	0.38	0.40	(5.0)%

Dividends Declared per Common Share	$0.18	$0.17		$0.35	$0.34

Dividend/AFFO Payout Ratio	90.0%	85.0%		92.1%	85.0%

SECOND quarter Fiscal year 2021 supplemental information	7

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Three Months Ended
	3/31/2021	3/31/2020	Change	Change %
Total Square Feet / Total Properties	24,582,127 / 121	23,019,627 / 116	1,562,500	6.8%

Occupancy Percentage at End of Period	99.7%	99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties	22,480,788 / 114

Same Property Occupancy Percentage at End of Period	99.6%	99.4%	20 bps	0.2%

Same Property Net Operating Income (NOI) (GAAP)	$34,092	$34,492	$(400)	(1.2)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(751)	(661)	(90)
Same Property Cash NOI	$33,341	$33,831	$(490)	(1.4)%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Three Months Ended
	3/31/2021	3/31/2020	Change	Change %

Same Property NOI (GAAP)	$34,092	$34,492	$(400)	(1.2)%

NOI of properties purchased subsequent to December 31, 2019 (four properties purchased during fiscal 2020 and two properties purchased during fiscal 2021)	4,000	7

NOI of property expanded subsequent to December 31, 2019 (one property expanded during fiscal 2021)	630	546

Total NOI	$38,722	$35,045	$3,677	10.5%

SECOND quarter Fiscal year 2021 supplemental information	8

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Six Months Ended
	3/31/2021	3/31/2020	Change	Change %

Total Square Feet / Total Properties	24,582,127 / 121	23,019,627 / 116	1,562,500	6.8%

Occupancy Percentage at End of Period	99.7%	99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties	21,865,041 / 113

Same Property Occupancy Percentage at End of Period	99.6%	99.4%	20 bps	0.3%

Same Property Net Operating Income (NOI) (GAAP)	$65,758	$66,020	$(262)	(0.4)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,036)	(1,057)	21
Same Property Cash NOI	$64,722	$64,963	$(241)	(0.4)%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Six Months Ended
	3/31/2021	3/31/2020	Change	Change %

Same Property NOI (GAAP)	$65,758	$66,020	$(262)	(0.4)%

NOI of properties purchased subsequent to September 30, 2019 (five properties purchased during fiscal 2020 and two properties purchased during fiscal 2021)	8,260	2,400

NOI of property expanded subsequent to September 30, 2019 (one property expanded during fiscal 2021)	1,232	1,092

Total NOI	$75,250	$69,512	$5,738	8.3%

SECOND quarter Fiscal year 2021 supplemental information	9

Consolidated Statements of Cash Flows

(unaudited)(in thousands)

	For The
	Six Months Ended
	3/31/2021	3/31/2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$68,246	$(58,689)
Noncash Items Included in Net Income (Loss):
Depreciation & Amortization	27,505	25,186
Deferred Straight Line Rent	(1,661)	(1,232)
Stock Compensation Expense	134	270
Securities Available for Sale Received as Dividend Income	(494)	(745)
Realized Gain on Sale of Securities Transactions	(2,248)	-0-
Unrealized Holding (Gains) Losses Arising During the Periods	(38,906)	86,710
Changes in:
Tenant & Other Receivables	2,747	(2,302)
Prepaid Expenses	(5,652)	(5,201)
Other Assets & Capitalized Lease Costs	(654)	(1,380)
Accounts Payable, Accrued Expenses & Other Liabilities	5,409	5,237
NET CASH PROVIDED BY OPERATING ACTIVITIES	54,426	47,854

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(170,568)	(99,424)
Capital Improvements	(3,560)	(3,314)
Return of Deposits on Real Estate	5,000	1,300
Deposits Paid on Acquisitions of Real Estate	(3,210)	(200)
Proceeds from the Sale of Securities Transactions	16,327	-0-
Proceeds from Securities Available for Sale Called for Redemption	2,500	250
NET CASH USED IN INVESTING ACTIVITIES	(153,511)	(101,388)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments on Loans Payable	-0-	(20,000)
Proceeds from Fixed Rate Mortgage Notes Payable	104,000	61,900
Principal Payments on Fixed Rate Mortgage Notes Payable	(37,196)	(27,191)
Financing Costs Paid on Debt	(569)	(2,078)
Proceeds from the Exercise of Stock Options	1,966	1,016
Proceeds from At-The-Market 6.125% Series C Preferred Stock, net of offering costs	75,958	80,288
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	320	18,489
Shares repurchased through the Common Stock Repurchase Plan	-0-	(3,209)
Preferred Dividends Paid	(16,190)	(12,445)
Common Dividends Paid, net of Reinvestments	(33,338)	(27,502)
NET CASH PROVIDED BY FINANCING ACTIVITIES	94,951	69,268

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,134)	15,734
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,517	20,179
CASH AND CASH EQUIVALENTS - END OF PERIOD	$19,383	$35,913

SECOND quarter Fiscal year 2021 supplemental information	10

Capital Structure and Leverage Ratios

(unaudited) (in thousands except for per share amounts)

	As of	As of	As of
	3/31/2021	3/31/2020	9/30/2020

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$866,224	$779,742	$799,507
Loans Payable	75,000	75,000	75,000
Total Debt	941,224	854,742	874,507

6.125% Series C Cumulative Redeemable Preferred Stock	549,640	429,215	471,994
Common Stock, Additional Paid-In-Capital & Other	586,460	579,628	565,611
Total Shareholders’ Equity	1,136,100	1,008,843	1,037,605

Total Book Capitalization	2,077,324	1,863,585	1,912,112

Accumulated Depreciation	321,047	272,372	296,020
Total Undepreciated Book Capitalization	$2,398,371	$2,135,957	$2,208,132

Shares Outstanding	98,301	97,980	98,054
Market Price Per Share	$17.69	$12.05	$13.85

Equity Market Capitalization	$1,738,944	$1,180,654	$1,358,049
Total Debt	941,224	854,742	874,507
Total Preferred Stock	549,640	429,215	471,994
Total Market Capitalization	$3,229,808	$2,464,611	$2,704,550

Total Debt	$941,224	$854,742	$874,507
less: Cash and Cash Equivalents	19,383	35,913	23,517
Net Debt	$921,841	$818,829	$850,990
less: Securities Available for Sale at Fair Value (Securities)	131,654	99,035	108,832
Net Debt Less Securities	$790,187	$719,794	$742,158

Net Debt / Total Undepreciated Book Capitalization	38.4%	38.3%	38.5%
Net Debt / Total Market Capitalization	28.5%	33.2%	31.5%
Net Debt Plus Preferred Stock / Total Market Capitalization	45.6%	50.6%	48.9%
Net Debt Less Securities / Total Undepreciated Book Capitalization	32.9%	33.7%	33.6%
Net Debt Less Securities / Total Market Capitalization	24.5%	29.2%	27.4%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	41.5%	46.6%	44.9%

Weighted Average Interest Rate on Fixed Rate Mortgage Debt	3.87%	4.04%	3.98%
Weighted Average Term on Fixed Rate Mortgage Debt	11.3 yrs.	11.3 yrs.	11.1 yrs.
Weighted Average Lease Term	7.4 yrs.	7.4 yrs.	7.1 yrs.

SECOND quarter Fiscal year 2021 supplemental information	11

Capital Structure and Leverage Ratios

(unaudited) (in thousands)

	For the Three Months Ended		For the Six Months Ended		Fiscal Year Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020	9/30/2020
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	$51,659	$(71,551)	$(48,617)
Plus: Preferred Dividends	8,416	6,764	16,587	12,862	26,474
Plus: Interest Expense, including Amortization of Financing Costs	9,387	9,050	18,546	18,259	36,376
Plus: Depreciation and Amortization	13,943	12,242	26,829	24,428	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	51	51	103
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19.186)	83,075	(38,906)	86,710	77,380
Less: Gain on Sale of Securities Transactions	(2,248)	-0-	(2,248)	-0-	-0-
Adjusted EBITDA	$36,251	$36,079	$72,518	$70,759	$141,566

Interest Expense, including Amortization of Financing Costs	$9,387	$9,050	$18,546	$18,259	$36,376
Preferred Dividends	8,416	6,764	16,587	12,862	26,474
Total Fixed Charges	$17,803	$15,814	$35,133	$31,121	$62,850

Interest Coverage	3.9 x	4.0 x	3.9 x	3.9 x	3.9 x
Fixed Charge Coverage	2.0 x	2.3 x	2.1 x	2.3 x	2.3 x

Net Debt	$921,841	$818,829	$921,841	$818,829	$850,990
Net Debt Less Securities	790,187	719,794	790,187	719,794	742,158
Total Preferred Stock	549,640	429,215	549,640	429,215	471,994
Annualized Adjusted EBITDA	145,004	144,316	145,036	141,518	141,566

Net Debt / Adjusted EBITDA	6.4 x	5.7 x	6.4 x	5.8 x	6.0 x
Net Debt Less Securities / Adjusted EBITDA	5.4 x	5.0 x	5.4 x	5.1 x	5.2 x
Net Debt + Preferred Stock / Adjusted EBITDA	10.1 x	8.6 x	10.1 x	8.8 x	9.3 x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	9.2 x	8.0 x	9.2 x	8.1 x	8.6 x

SECOND quarter Fiscal year 2021 supplemental information	12

Debt Maturity

(unaudited) (In thousands)

$600
$500
$400
$300
$200
$100
-
In Thousands
3.5%
8.7%
7.1%
8.5%
15.8%
56.4%
2021
2022
2023
2024
2025
Thereafter
Mortgages
Loans Payable

			Loans			% of
Fiscal Year Ended		Mortgages	Payable		Total	Total

2021		$32,994	-0-		$32,994	3.5%
2022		82,261	-0-		82,261	8.7%
2023		67,446	-0-		67,446	7.1%
2024		80,898	-0-		80,898	8.5%
2025		75,305	75,000	(B)	150,305	15.8%
Thereafter		535,271	-0-		535,271	56.4%
Total as of 3/31/2021	(A)	$874,175	$75,000		$949,175	100.0%

Weighted Average Interest Rate		3.87%	2.92%		3.79%
Weighted Average Term		11.3 yrs.	3.8 yrs.		10.7 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $8.0 million.
(B)	Represents a Term Loan maturing January 2025.

SECOND quarter Fiscal year 2021 supplemental information	13

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total	Rent Per	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance

FedEx Ground Package System, Inc.		47	10,072,613	10,072,613	41.0%	$80,425,000	50.4%	$7.98	$1,145,432,472		$481,827,489
FedEx Corporation		16	1,164,813	1,164,813	4.7%	7,492,000	4.7%	6.43	109,268,273		19,866,854
Total FedEx		63	11,237,426	11,237,426	45.7%	87,917,000	55.1%	7.82	1,254,700,745		501,694,343

Subsidiaries of Amazon.com, Inc.		5	1,491,245	1,491,245	6.1%	10,742,000	6.7%	7.20	166,563,589		92,487,325
Milwaukee Electric Tool Corporation		1	861,889	861,889	3.5%	3,098,000	1.9%	3.59	36,914,917		17,077,442
Shaw Industries, Inc.		1	831,764	831,764	3.4%	3,563,000	2.2%	4.28	56,025,945		27,307,666
Home Depot U.S.A., Inc.		2	828,748	828,748	3.4%	6,580,000	4.1%	7.94	105,267,022		56,580,100
ULTA, Inc.		1	671,354	671,354	2.7%	2,782,000	1.7%	4.14	37,773,835		16,608,157
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.4%	2,112,000	1.3%	3.52	28,000,000		14,053,653
International Paper Company		2	578,491	578,491	2.4%	2,663,000	1.7%	4.60	37,024,608		17,141,951
TreeHouse Private Brands, Inc.		1	558,509	558,509	2.3%	2,267,000	1.4%	4.06	26,807,852		13,398,393
B. Braun Medical Inc.		1	399,440	399,440	1.6%	2,330,000	1.5%	5.83	30,939,752		16,700,284
UGN, Inc.		1	387,000	387,000	1.6%	2,107,000	1.3%	5.44	21,576,756		12,012,144
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.6%	1,490,000	0.9%	3.91	14,215,126		-0-
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.5%	1,725,000	1.1%	4.69	19,600,000		7,683,077
Toyota Tsusho America, Inc.		1	350,418	350,418	1.4%	1,722,000	1.1%	4.91	25,078,587		15,672,277
Coca-Cola		2	328,045	328,045	1.3%	1,741,000	1.1%	5.31	20,504,069		1,561,589
Autoneum North America, Inc.		1	315,560	315,560	1.3%	1,746,000	1.1%	5.53	21,040,396		12,436,595
Science Applications International Corporation		1	302,400	302,400	1.2%	1,708,000	1.1%	5.65	14,463,148		-0-
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.1%	1,457,000	0.9%	5.42	18,731,674		4,469,872
Woodstream Corporation	(A)	1	256,000	256,000	1.0%	987,000	0.6%	3.86	8,965,820		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.0%	1,220,000	0.8%	5.20	14,550,000		5,912,358
Mickey Thompson Performance Tires and Wheels (Cooper Tire)		1	219,765	219,765	0.9%	1,537,000	1.0%	6.99	18,934,065		10,461,574
Rinnai America Corporation		1	218,120	218,120	0.9%	913,000	0.6%	4.19	15,082,217		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.8%	854,000	0.5%	4.62	12,757,540		-0-
Carrier Enterprise, LLC (Carrier Global Corporation)		1	184,317	184,317	0.7%	1,160,000	0.7%	6.29	18,494,917		4,265,418
Carlstar Group, LLC		1	179,280	179,280	0.7%	771,000	0.5%	4.30	7,282,986		-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.7%	842,000	0.5%	4.82	5,445,065		-0-
Magna Seating of America, Inc.		1	152,995	152,995	0.6%	1,201,000	0.8%	7.85	17,557,830		8,709,964
Victory Packaging, L.P.		1	148,000	148,000	0.6%	504,000	0.3%	3.41	5,458,279		-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	858,000	0.5%	6.24	11,304,000		5,486,626
Altec Industries, Inc.	(A)	1	126,880	126,880	0.5%	378,000	0.2%	2.98	4,443,684		-0-
General Electric Company		1	125,860	125,860	0.5%	1,329,000	0.8%	10.56	19,972,983		9,163,631
Keurig Dr Pepper		2	110,080	110,080	0.4%	757,000	0.5%	6.88	10,498,031		1,340,408
Style Crest, Inc.		1	106,507	106,507	0.4%	433,000	0.3%	4.07	7,315,077		-0-
Sonwil Distribution Center, Inc.		1	104,981	104,981	0.4%	630,000	0.4%	6.00	10,960,823		-0-
Pittsburgh Glass Works, LLC, a Division of VITRO		1	102,135	102,135	0.4%	508,000	0.3%	4.97	4,249,615		-0-
Dakota Bodies, LLC		1	96,687	96,687	0.4%	416,000	0.3%	4.30	7,797,827		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	801,000	0.5%	8.77	8,190,901		817,462
Joseph T. Ryerson and Son, Inc.		1	89,123	89,123	0.4%	519,000	0.3%	5.82	7,184,598		-0-
CHEP USA, Inc.		1	83,000	83,000	0.3%	509,000	0.3%	6.13	7,463,672		-0-
Sherwin-Williams Company		2	78,887	78,887	0.3%	648,000	0.4%	8.21	7,427,594		-0-
United Parcel Service, Inc.		1	75,000	75,000	0.3%	541,000	0.3%	7.21	5,906,281		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	369,000	0.2%	5.40	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	61,190	0.3%	616,000	0.4%	10.07	3,139,564		-0-
SOFIVE, Inc.	(C)	1	60,400	60,400	0.3%	653,000	0.4%	10.81	5,296,752		1,132,814
Locke Supply Co.		1	60,000	60,000	0.3%	340,000	0.2%	5.67	5,097,101		-0-
Hartford Healthcare Corporation		1	54,812	54,812	0.2%	307,000	0.2%	5.60	3,525,917		-0-
Siemens Real Estate		1	51,130	51,130	0.2%	464,000	0.3%	9.07	4,554,684		-0-
Collins Aerospace (Raytheon Technologies Corporation)		1	38,833	38,833	0.2%	368,000	0.3%	9.48	5,100,000		-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.1%	179,000	0.2%	4.94	2,543,770		-0-
Graybar Electric Company		1	26,340	26,340	0.1%	122,000	0.2%	4.63	2,736,527		-0-
Vacant	(B)	1	80,856	-0-	0.0%	-0-	0.0%	-0-	2,518,657		-0-
Total as of 3/31/21		121	24,582,127	24,498,241	99.7%	$159,484,000	100.0%	$6.51	$2,212,662,780	(D)	$874,175,123

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot industrial park in Monaca (Pittsburgh), PA, of which 80,856 square feet are vacant. This industrial park is counted as one property in the Property Count Total.
Other than two properties indicated in footnotes (A) and (B) and one retail property, all properties are single-tenant.
(C)	Subsequent to the March 31, 2021 quarter end, on April 15, 2021, we sold our 60,400 square foot building located in Carlstadt (New York, NY), NJ for $13.0 million.
(D)	Does not include unamortized debt issuance costs of $7,950,710.

SECOND quarter Fiscal year 2021 supplemental information	14

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total	Rent Per	Undepreciated		Mortgage
State	Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance
Ohio	11	2,358,769	2,358,769	9.6%	$15,863,000	9.9%	$6.73	$208,977,770		$95,373,696
Georgia	7	2,297,214	2,297,214	9.3%	16,177,000	10.1%	7.04	260,177,386		134,241,920
Florida	13	2,223,042	2,223,042	9.0%	16,002,000	10.0%	7.20	228,973,596		81,155,183
Indiana	4	1,965,341	1,965,341	8.0%	11,212,000	7.0%	5.70	167,720,415		90,022,997
Texas	10	1,790,337	1,790,337	7.3%	13,844,000	8.7%	7.73	183,313,395		62,967,217
Kentucky	3	1,295,849	1,295,849	5.3%	5,237,000	3.3%	4.04	66,111,852		32,938,672
South Carolina	6	1,273,676	1,273,676	5.2%	9,882,000	6.2%	7.76	129,988,441		50,264,014
North Carolina	5	1,225,987	1,225,987	5.0%	8,713,000	5.5%	7.11	132,581,066		65,258,660
Mississippi	4	1,158,889	1,158,889	4.7%	4,560,000	2.9%	3.93	56,102,135		22,989,800
Illinois	9	958,102	958,102	3.9%	6,254,000	3.9%	6.53	83,501,254		6,993,784
Tennessee	3	891,777	891,777	3.6%	3,203,000	2.0%	3.59	35,677,250		2,839,266
Michigan	4	833,717	833,717	3.4%	5,578,000	3.5%	6.69	73,470,169		21,252,767
Kansas	4	813,062	813,062	3.3%	5,038,000	3.2%	6.20	62,331,797		24,089,850
Missouri	4	740,119	740,119	3.0%	3,003,000	1.9%	4.06	35,460,181		-0-
Oklahoma	5	735,721	735,721	3.0%	4,943,000	3.1%	6.72	69,942,758		34,340,980
New York	3	518,565	518,565	2.1%	3,500,000	2.2%	6.75	51,999,081		18,097,558
Pennsylvania	3	504,040	423,184	2.1%	2,822,000	1.8%	6.67	36,959,671		11,372,160
New Jersey	3	471,765	468,735	1.9%	6,597,000	4.1%	14.07	92,423,938		49,644,761
Alabama	2	451,832	451,832	1.8%	2,670,000	1.7%	5.91	39,714,135		16,174,712
Virginia	5	407,443	407,443	1.7%	2,474,000	1.6%	6.07	35,059,207		3,133,095
Colorado	2	295,227	295,227	1.2%	2,441,000	1.5%	8.27	35,694,134		14,025,354
Arizona	1	288,045	288,045	1.2%	1,409,000	0.9%	4.89	16,824,226		1,561,589
Wisconsin	2	238,666	238,666	1.0%	1,295,000	0.8%	5.43	16,377,221		1,792,489
Washington	1	210,445	210,445	0.9%	1,962,000	1.2%	9.32	30,369,301		14,873,208
Louisiana	1	175,315	175,315	0.7%	1,274,000	0.8%	7.27	18,425,875		9,305,177
Maryland	1	148,881	148,881	0.6%	1,455,000	0.9%	9.77	14,554,355		-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,963,626		-0-
Utah	1	69,734	69,734	0.3%	772,000	0.5%	11.07	12,666,994		8,029,768
Minnesota	1	60,370	60,370	0.2%	372,000	0.2%	6.16	5,231,864		1,436,446
Connecticut	1	54,812	54,812	0.2%	307,000	0.2%	5.60	3,525,917		-0-
Iowa	1	36,270	36,270	0.1%	179,000	0.1%	4.94	2,543,770		-0-
Total as of 3/31/21	121	24,582,127	24,498,241	100.0%	$159,484,000	100.0%	$6.51	$2,212,662,780	(A)	$874,175,123

(A)	Does not include unamortized debt issuance costs of $7,950,710.

SECOND quarter Fiscal year 2021 supplemental information	15

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total	Rent Per sf	Lease Exp. Term in	Undepreciated		Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Ann. Rent	Occup.	Years	Cost		Balance

2021		2	111,933	0.5%	$702,000	0.4%	$6.27	0.3	$8,629,094		$-0-
2022		5	1,065,169	4.3%	5,623,000	3.5%	5.28	0.9	71,748,060		18,219,681
2023	(A)	16	2,117,731	8.6%	12,076,000	7.6%	5.70	2.2	149,134,784		15,789,253
2024		13	1,887,039	7.7%	11,797,000	7.4%	6.25	3.1	137,535,999		20,969,151
2025	(A)	11	2,607,541	10.6%	13,027,000	8.2%	5.00	4.1	170,717,740		60,301,840
2026	(A)	12	1,626,798	6.6%	10,137,000	6.4%	6.23	5.2	128,584,115		19,511,980
2027		13	2,390,188	9.7%	13,297,000	8.3%	5.56	6.4	187,718,445		60,548,227
2028		10	2,172,458	8.8%	11,857,000	7.4%	5.46	7.0	152,892,273		41,920,192
2029		9	1,831,303	7.4%	10,610,000	6.7%	5.79	8.1	147,852,403		58,048,178
2030		6	1,162,402	4.7%	9,143,000	5.7%	7.87	9.0	134,734,635		64,605,100
2031		6	1,218,941	5.0%	9,684,000	6.1%	7.94	9.6	135,727,800		64,155,534
2032		8	2,131,983	8.7%	18,862,000	11.8%	8.85	11.1	291,154,266		157,072,940
2033		3	1,038,508	4.2%	8,844,000	5.5%	8.52	12.0	137,743,258		77,494,094
2034		3	1,561,256	6.4%	9,365,000	5.9%	6.00	13.0	127,748,518		75,249,680
2035		3	856,283	3.5%	8,343,000	5.2%	9.74	14.3	131,119,464		83,709,173
2041		1	657,518	2.7%	5,501,000	3.5%	8.37	19.7	93,963,705		56,580,100
Various tenants at retail shopping center		1	64,220	0.3%	616,000	0.4%	10.07	-0-	3,139,564		-0-
Vacant	(A)	1	80,856	0.3%	-0-	0.0%	-0-	-0-	2,518,657		-0-
Total as of 3/31/21		121	24,582,127	100.0%	$159,484,000	100.0%	$6.51	7.4	$2,212,662,780	(B)	$874,175,123

(A)	Included in 2023 is Altec Industries and included in 2026 is Woodstream Corporation, which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet are included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and one retail property, all properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $7,950,710.

SECOND quarter Fiscal year 2021 supplemental information	16

Recent Acquisitions During Fiscal 2021

(unaudited)

		City		Date of	Square	Annual	Rent Per	Lease	Purchase	Initial Mortgage
No	Tenant	(MSA)	State	Acquisition	Footage	Rent	sf Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	12/17/2020	500,268	$4,569,000	$9.13	9/30/2035	$73,304,000	$47,000,000
2	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	12/24/2020	657,518	5,501,000	8.37	11/30/2040	96,688,000	57,000,000
	As of 3/31/21				1,157,786	$10,070,000	$8.70		$169,992,000	$104,000,000

SECOND quarter Fiscal year 2021 supplemental information	17

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation	Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,098,000	$3.59	7.3	$36,914,917	$17,077,442
2	Shaw Industries, Inc.	Savannah	GA	2018	100.0%	831,764	3,563,000	4.28	6.5	56,025,945	27,307,666
3	ULTA, Inc.	Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,782,000	4.14	4.3	37,773,835	16,608,157
4	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	2021	100.0%	657,518	5,501,000	8.37	19.7	93,963,705	56,580,100
5	Amazon.com.indc, LLC	Greenwood (Indianapolis)	IN	2020	100.0%	615,747	4,991,000	8.11	13.4	79,363,910	49,839,143
6	Jim Beam Brands Company (Beam Suntory)	Frankfort (Lexington)	KY	2015	100.0%	599,840	2,112,000	3.52	3.8	28,000,000	14,053,653
7	TreeHouse Private Brands, Inc.	Buckner (Louisville)	KY	2014	100.0%	558,509	2,267,000	4.06	12.6	26,807,852	13,398,393
8	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	2021	100.0%	500,268	4,569,000	9.13	14.5	71,741,593	46,583,680
9	FedEx Forward Depots, Inc.	Memphis	TN	2010	100.0%	449,900	1,394,000	3.10	8.2	16,092,852	2,839,266
10	B. Braun Medical Inc.	Daytona Beach	FL	2018	100.0%	399,440	2,330,000	5.83	11.9	30,939,752	16,700,284
11	UGN, Inc.	Monroe (Cincinnati)	OH	2015	100.0%	387,000	2,107,000	5.44	12.9	21,576,756	12,012,144
12	Woodstream Corporation	St. Joseph	MO	2001	100.0%	256,000	987,000	3.86	5.5	8,965,820	-0-
	Altec Industries, Inc.	St. Joseph	MO	2001	100.0%	126,880	378,000	2.98	1.9	4,443,684	-0-
13	CBOCS Distribution, Inc. (Cracker Barrel)	Lebanon (Nashville)	TN	2011	100.0%	381,240	1,490,000	3.91	3.3	14,215,126	-0-
14	FedEx Ground Package System, Inc.	Braselton (Atlanta)	GA	2018	100.0%	373,750	3,801,000	10.17	11.9	60,227,126	34,803,477
15	Best Buy Warehousing Logistics, Inc.	Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,725,000	4.69	0.8	19,600,000	7,683,077
16	Amazon.com Services, Inc. (Amazon.com, Inc.)	Mobile	AL	2018	100.0%	362,942	2,065,000	5.69	7.7	33,052,316	16,174,712
17	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	11.2	40,043,145	21,333,981
18	FedEx Ground Package System, Inc.	Mesquite (Dallas)	TX	2017	100.0%	351,874	3,209,000	9.12	11.0	49,880,493	26,413,973
19	Toyota Tsusho America, Inc.	Lafayette	IN	2019	100.0%	350,418	1,722,000	4.91	8.3	25,078,587	15,672,277
20	FedEx Ground Package System, Inc.	Trenton	NJ	2019	100.0%	347,145	5,328,000	15.35	11.3	83,987,622	48,511,947
21	FedEx Ground Package System, Inc.	Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,106,000	6.13	10.8	31,654,987	16,628,521
22	FedEx Ground Package System, Inc.	Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,329,000	6.88	10.0	35,131,977	18,097,558
23	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	4.3	33,053,688	14,828,954
24	FedEx Ground Package System, Inc.	Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	6.6	25,504,083	7,903,420
25	Autoneum North America, Inc.	Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,746,000	5.53	11.1	21,040,396	12,436,595
26	FedEx Ground Package System, Inc.	Olathe (Kansas City)	KS	2016	100.0%	313,763	2,553,000	8.14	10.2	33,074,860	16,871,156
27	FedEx Ground Package System, Inc.	Ft. Worth (Dallas)	TX	2015	100.0%	312,923	2,394,000	7.65	9.1	35,622,709	17,128,242
28	FedEx Ground Package System, Inc.	Davenport (Orlando)	FL	2016	100.0%	310,922	2,625,000	8.44	10.1	38,115,782	20,023,189
29	FedEx Ground Package System, Inc.	Jacksonville	FL	2015	100.0%	304,859	1,998,000	6.55	8.8	30,925,530	13,226,732
30	Science Applications International Corporation	Hanahan (Charleston)	SC	2005	100.0%	302,400	1,708,000	5.65	2.6	14,463,148	-0-
31	Amazon.com Services, Inc. (Amazon.com, Inc.)	Oklahoma City	OK	2018	100.0%	300,000	1,948,000	6.49	6.6	29,878,942	16,939,330
32	International Paper Company	Kenton	OH	2017	100.0%	298,472	1,281,000	4.29	6.4	18,730,500	9,923,257
33	Western Container Corp. (Coca-Cola)	Tolleson (Phoenix)	AZ	2003	100.0%	288,045	1,409,000	4.89	6.1	16,824,226	1,561,589
34	FedEx Ground Package System, Inc.	Greensboro	NC	2020	100.0%	286,281	3,002,000	10.49	14.1	46,710,877	29,095,725
35	International Paper Company	Edwardsville (Kansas City)	KS	2014	100.0%	280,019	1,382,000	4.94	2.4	18,294,108	7,218,694
36	FedEx Ground Package System, Inc.	Charleston	SC	2018	100.0%	265,318	2,713,000	10.23	12.3	46,576,380	25,990,333
37	NF&M International, Inc.	Monaca (Pittsburgh)	PA	1977	68.4%	255,658	842,000	4.82	3.8	7,963,722	-0-
38	FedEx Ground Package System, Inc.	Orion	MI	2007	100.0%	245,633	1,908,000	7.77	2.2	22,986,234	-0-
39	FedEx Ground Package System, Inc.	Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	11.0	37,911,556	19,910,837
40	Anda Pharmaceuticals, Inc.	Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,220,000	5.20	1.3	14,550,000	5,912,358
41	FedEx Ground Package System, Inc.	Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	4.8	29,320,066	14,025,354
42	Mickey Thompson Performance Tires and Wheels (Cooper Tire)	Stow	OH	2017	100.0%	219,765	1,537,000	6.99	6.4	18,934,065	10,461,574
43	Rinnai America Corporation	Griffin (Atlanta)	GA	2006	100.0%	218,120	913,000	4.19	1.8	15,082,217	-0-
44	FedEx Ground Package System, Inc.	Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	6.4	21,684,310	11,294,141
45	FedEx Ground Package System, Inc.	Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	9.4	30,369,301	14,873,208
46	FedEx Ground Package System, Inc.	Sauget (St. Louis, MO)	IL	2015	100.0%	198,729	1,036,000	5.21	8.2	15,265,895	6,993,784
47	Anheuser-Busch, Inc.	Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	854,000	4.62	0.7	12,757,540	-0-
48	Carrier Enterprise, LLC (Carrier Global Corporation)	Carrollton (Dallas)	TX	2010	100.0%	184,317	1,160,000	6.29	2.8	18,494,917	4,265,418
49	FedEx Ground Package System, Inc.	Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	3.5	19,328,922	6,280,542
50	Carlstar Group, LLC	Edwardsville (Kansas City)	KS	2003	100.0%	179,280	771,000	4.30	2.3	7,282,986	-0-
51	FedEx Ground Package System, Inc.	Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	7.4	17,063,643	-0-
52	FedEx Ground Package System, Inc.	Covington (New Orleans)	LA	2016	100.0%	175,315	1,274,000	7.27	4.3	18,425,875	9,305,177
53	FedEx Ground Package System, Inc.	Tampa	FL	2004	100.0%	174,975	1,624,000	9.28	5.3	19,745,245	-0-
54	FedEx Ground Package System, Inc.	Livonia (Detroit)	MI	2013	100.0%	172,668	1,194,000	6.92	1.0	13,879,697	4,624,246
55	Home Depot U.S.A., Inc.	Montgomery (Chicago)	IL	2004	100.0%	171,230	1,079,000	6.30	1.8	11,303,317	-0-
56	FedEx Ground Package System, Inc.	Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	5.5	12,039,014	-0-
57	FedEx Ground Package System, Inc.	Lindale (Tyler)	TX	2015	100.0%	163,383	725,000	4.44	3.3	9,965,550	4,612,911
58	Bunzl Distribution Midcentral, Inc.	Kansas City	MO	2015	100.0%	158,417	714,000	4.51	5.5	10,003,235	-0-
59	FedEx Ground Package System, Inc.	Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	4.3	12,624,833	2,057,230
60	Magna Seating of America, Inc.	Lancaster (Columbus)	OH	2020	100.0%	152,995	1,201,000	7.85	8.8	17,557,830	8,709,964

SECOND quarter Fiscal year 2021 supplemental information	18

Property Table

(unaudited)

									Rent	Lease Exp.
					Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
61	FedEx Ground Package System, Inc.		Waco	TX	2012	100.0%	150,710	$1,078,000	$7.15	4.4	$12,551,368	$3,448,669
62	FedEx Ground Package System, Inc.		Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,455,000	9.77	7.3	14,554,355	-0-
63	Victory Packaging, L.P.		Fayetteville	NC	1997	100.0%	148,000	504,000	3.41	3.9	5,458,279	-0-
64	FedEx Ground Package System, Inc.		El Paso	TX	2006	100.0%	144,199	1,345,000	9.33	2.5	12,431,192	-0-
65	FedEx Ground Package System, Inc.		Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	3.5	14,127,449	-0-
66	FedEx Ground Package System, Inc.		Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	6.3	9,807,221	-0-
67	Challenger Lifts, Inc. (Snap-On Inc.)		Louisville	KY	2016	100.0%	137,500	858,000	6.24	5.2	11,304,000	5,486,626
68	FedEx Ground Package System, Inc.		Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	3.5	16,494,189	-0-
69	FedEx Ground Package System, Inc.		Savannah	GA	2019	100.0%	126,520	1,765,000	13.95	7.6	27,531,560	15,550,677
70	General Electric Company		Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,329,000	10.56	9.8	19,972,983	9,163,631
71	FedEx Ground Package System, Inc.		Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	6.2	19,015,257	-0-
72	FedEx Ground Package System, Inc.		Altoona	PA	2014	100.0%	122,522	651,000	5.31	2.4	9,022,966	2,208,529
73	FedEx Corporation		Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	11.4	21,538,966	11,837,086
74	Amazon.com Services, LLC		Oklahoma City	OK	2020	100.0%	120,780	935,000	7.74	9.4	14,962,513	9,534,140
75	FedEx Corporation		Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	2.1	7,836,425	-0-
76	FedEx Corporation		Orlando	FL	2008	100.0%	110,621	666,000	6.02	6.7	8,810,059	-0-
77	Bunzl Distribution Oklahoma, Inc.		Oklahoma City	OK	2017	100.0%	110,361	743,000	6.73	3.4	8,728,439	4,469,872
78	Style Crest, Inc.		Winston-Salem	NC	2002	100.0%	106,507	433,000	4.07	5.0	7,315,077	-0-
79	Sonwil Distribution Center, Inc.		Cheektowaga (Buffalo)	NY	2002	100.0%	104,981	630,000	6.00	0.8	10,960,823	-0-
80	FedEx Ground Package System, Inc.		West Chester Twp. (Cincinnati)	OH	2000	100.0%	103,818	560,000	5.39	2.4	5,733,686	-0-
81	FedEx Ground Package System, Inc.		Roanoke	VA	2013	100.0%	103,580	755,000	7.29	2.1	10,200,000	3,133,095
82	Pittsburgh Glass Works, LLC, a Division of VITRO		O’ Fallon (St. Louis)	MO	1994	100.0%	102,135	508,000	4.97	5.3	4,249,615	-0-
83	FedEx Ground Package System, Inc.		Green Bay	WI	2013	100.0%	99,102	468,000	4.72	2.2	6,570,000	1,792,489
84	Dakota Bodies, LLC		Liberty (Kansas City)	MO	1998	100.0%	96,687	416,000	4.30	5.1	7,797,827	-0-
85	FedEx Corporation		Jacksonville	FL	1999	100.0%	95,883	536,000	5.59	8.2	6,584,384	-0-
86	FedEx Corporation		Tampa	FL	2006	100.0%	95,662	603,000	6.30	6.7	8,274,811	-0-
87	Amazon.com Services, Inc.		Hanahan (Charleston)	SC	2005	100.0%	91,776	803,000	8.75	8.3	9,305,908	-0-
88	National Oilwell Varco, Inc.		Houston	TX	2010	100.0%	91,295	801,000	8.77	8.5	8,190,901	817,462
89	Joseph T. Ryerson and Son, Inc.		Elgin (Chicago)	IL	2002	100.0%	89,123	519,000	5.82	3.8	7,184,598	-0-
90	FedEx Corporation		Omaha	NE	1999	100.0%	89,115	446,000	5.00	2.6	5,963,626	-0-
91	FedEx Ground Package System, Inc.		Huntsville	AL	2005	100.0%	88,890	605,000	6.81	5.3	6,661,819	-0-
92	CHEP USA, Inc.		Roanoke	VA	2007	100.0%	83,000	509,000	6.13	3.9	7,463,672	-0-
93	FedEx Corporation		Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	7.4	7,304,467	-0-
94	United Parcel Service, Inc.		Halfmoon (Albany)	NY	2012	100.0%	75,000	541,000	7.21	10.0	5,906,281	-0-
95	FedEx Corporation		Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	6.0	5,447,053	-0-
96	FedEx Corporation		Romulus (Detroit)	MI	1998	100.0%	71,933	370,000	5.14	0.2	4,949,251	-0-
97	FedEx Ground Package System, Inc.		Denver	CO	2005	100.0%	69,865	609,000	8.72	4.6	6,374,068	-0-
98	FedEx Corporation		Ogden (Salt Lake City)	UT	2020	100.0%	69,734	772,000	11.07	14.0	12,666,994	8,029,768
99	Tampa Bay Grand Prix		Tampa	FL	2005	100.0%	68,385	369,000	5.40	6.5	5,677,982	-0-
100	Sherwin-Williams Company		Rockford	IL	2011	100.0%	66,387	486,000	7.32	2.8	5,551,227	-0-
101	Various Tenants at Retail Shopping Center		Somerset	NJ	1970	95.0%	64,220	616,000	10.07	na	3,139,564	-0-
102	Keurig Dr Pepper		Cincinnati	OH	2015	100.0%	63,840	488,000	7.64	8.5	6,750,000	-0-
103	FedEx Corporation		Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	1.6	5,369,272	-0-
104	SOFIVE, Inc.	(A)	Carlstadt (New York, NY)	NJ	2001	100.0%	60,400	653,000	10.81	8.8	5,296,752	1,132,814
105	FedEx Ground Package System, Inc.		Stewartville (Rochester)	MN	2013	100.0%	60,370	372,000	6.16	2.2	5,231,864	1,436,446
106	Locke Supply Co.		Richmond	VA	2004	100.0%	60,000	340,000	5.67	11.1	5,097,101	-0-
107	FedEx Ground Package System, Inc.		Augusta	GA	2005	100.0%	59,358	513,000	8.64	2.2	5,363,304	-0-
108	Hartford Healthcare Corporation		Newington (Hartford)	CT	2001	100.0%	54,812	307,000	5.60	10.1	3,525,917	-0-
109	Siemens Real Estate		Lebanon (Cincinnati)	OH	2012	100.0%	51,130	464,000	9.07	3.1	4,554,684	-0-
110	FedEx Corporation		Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	6.4	4,462,009	-0-
111	FedEx Ground Package System, Inc.		Corpus Christi	TX	2012	100.0%	46,253	454,000	9.82	5.4	4,808,329	-0-
112	Keurig Dr Pepper		Tulsa	OK	2014	100.0%	46,240	269,000	5.82	2.9	3,748,031	1,340,408
113	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)		Topeka	KS	2009	100.0%	40,000	332,000	8.30	0.5	3,679,843	-0-
114	Collins Aerospace Systems (Raytheon Technologies Corporation)		Rockford	IL	2015	100.0%	38,833	368,000	9.48	6.3	5,100,000	-0-
115	Foundation Building Materials, LLC		Urbandale (Des Moines)	IA	1994	100.0%	36,270	179,000	4.94	6.8	2,543,770	-0-
116	FedEx Corporation		Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	3.0	1,900,691	-0-

SECOND quarter Fiscal year 2021 supplemental information	19

Property Table

(unaudited)

								Rent	Lease Exp. Term
		City		Fiscal Year		Square	Annual	Per sf	in	Undepreciated		Mortgage
No	Tenant	(MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
117	FedEx Corporation	Punta Gorda	FL	2007	100.0%	34,624	$284,000	$8.20	6.3	$4,133,510		$-0-
118	FedEx Corporation	Lakeland	FL	2006	100.0%	32,105	155,000	4.83	6.7	2,043,226		-0-
119	FedEx Corporation	Augusta	GA	2006	100.0%	30,184	121,000	4.01	1.7	1,983,529		-0-
120	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	122,000	4.63	4.3	2,736,527		-0-
121	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1997	100.0%	12,500	162,000	12.96	5.6	1,876,367		-0-
	Total as of 3/31/21				99.7%	24,582,127	$159,484,000	$6.51	7.4	$2,212,662,780	(B)	$874,175,123

(A)	Subsequent to the March 31, 2021 quarter end, on April 15, 2021, we sold our 60,400 square foot building located in Carlstadt (New York, NY), NJ for $13.0 million.
(B)	Does not include unamortized debt issuance costs of $7,950,710.

SECOND quarter Fiscal year 2021 supplemental information	20

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), adjusted funds from operations (“AFFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, and earnings before interest, taxes, depreciation and amortization for real estate & (“Adjusted EBITDA”) variously defined, as supplemental performance measures. While we believe net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate our performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.
●	AFFO is calculated as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, gains on the sale of securities, lease termination income, non-recurring severance expense, non-recurring strategic alternative & proxy costs, effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, general & administrative expenses, non-recurring strategic alternative & proxy costs, non-recurring severance expense, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding (gains) or losses arising during the periods, less dividend income, gain on sale of securities transactions, and lease termination income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	Adjusted EBITDA is net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue and unrealized holding losses (minus gains) arising during the periods less gain on sale of real estate investment and gain on sale of securities.

FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

SECOND quarter Fiscal year 2021 supplemental information	21

FOR IMMEDIATE RELEASE

May 4, 2021

Contact: Becky Coleridge

732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE SECOND QUARTER ENDED MARCH 31, 2021

HOLMDEL, NJ, May 4, 2021........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Income Attributable to Common Shareholders of $25.9 million or $0.26 per diluted share for the three months ended March 31, 2021 as compared to Net (Loss) Attributable to Common Shareholders of $(75.1) million or $(0.77) per diluted share for the three months ended March 31, 2020, representing an increase of $101.0 million or $1.03 per diluted share. During the three months ended March 31, 2021, we recognized a $19.2 million unrealized gain or $0.19 per diluted share as compared to an $(83.1) million unrealized (loss) or $(0.85) per diluted share for the three months ended March 31, 2020. Funds from Operations (FFO), which excludes unrealized and realized gains or losses from our securities portfolio, for the three months ended March 31, 2021 were $20.6 million or $0.21 per diluted share versus $20.2 million or $0.21 per diluted share for the three months ended March 31, 2020, representing consistent per diluted share earnings. Adjusted Funds from Operations (AFFO), which also excludes unrealized and realized gains or losses from our securities portfolio, for the three months ended March 31, 2021 were $19.4 million or $0.20 per diluted share versus $19.4 million or $0.20 per diluted share for the three months ended March 31, 2020, representing consistent per diluted share earnings. Sequentially, our FFO of $0.21 per diluted share for the second quarter of fiscal 2021 is $0.02 higher than our FFO of $0.19 per diluted share for the first quarter of fiscal 2021, representing a 10.5% increase. In addition, our AFFO of $0.20 per diluted share for the second quarter of fiscal 2021 is $0.01 higher than our AFFO of $0.19 per diluted share for the first quarter of fiscal 2021, representing a 5.3% increase.

A summary of significant financial information for the three and six months ended March 31, 2021 and 2020 (in thousands, except per share amounts) is as follows:

	Three Months Ended March 31,
	2021	2020
Rental Revenue	$39,246	$35,114
Reimbursement Revenue	$7,119	$6,594
Net Operating Income (NOI) (1)	$38,722	$35,045
Total Expenses	$25,670	$21,301
Dividend Income	$1,587	$3,404
Realized Gain on Sale of Securities Transactions	$2,248	$-0-
Unrealized Holding Gains (Losses) Arising During the Periods	$19,186	$(83,075)
Net Income (Loss)	$34,329	$(68,314)
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$0.26	$(0.77)
FFO (1)	$20,639	$20,199
FFO per Diluted Common Share (1)	$0.21	$0.21
AFFO (1)	$19,418	$19,352
AFFO per Diluted Common Share (1)	$0.20	$0.20
Dividends Declared per Common Share	$0.18	$0.17

Weighted Avg. Diluted Common Shares Outstanding	98,496	97,941

SECOND quarter Fiscal year 2021 supplemental information	22

	Six Months Ended March 31,
	2021	2020
Rental Revenue	$76,091	$69,983
Reimbursement Revenue	$13,856	$13,424
Lease Termination Income	$377	$-0-
Net Operating Income (NOI) (1)	$75,250	$69,512
Total Expenses	$47,881	$43,769
Dividend Income	$3,195	$6,642
Realized Gain on Sale of Securities Transactions	$2,248	$-0-
Unrealized Holding Gains (Losses) Arising During the Periods	$38,906	$(86,710)
Net Income (Loss)	$68,246	$(58,689)
Net Income (Loss) Attributable to Common Shareholders	$51,659	$(71,551)
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$0.53	$(0.73)
FFO (1)	$39,517	$39,520
FFO per Diluted Common Share (1)	$0.40	$0.41
AFFO (1)	$37,833	$39,284
AFFO per Diluted Common Share (1)	$0.38	$0.40
Dividends Declared per Common Share	$0.35	$0.34

Weighted Avg. Diluted Common Shares Outstanding	98,352	97,466

A summary of significant balance sheet information as of March 31, 2021 and September 30, 2020 (in thousands) is as follows:

	March 31, 2021	September 30, 2020
Cash and Cash Equivalents	$19,383	$23,517
Real Estate Investments	$1,891,627	$1,747,844
Securities Available for Sale at Fair Value	$131,654	$108,832
Total Assets	$2,108,416	$1,939,783
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$866,224	$799,507
Loans Payable	$75,000	$75,000
Total Shareholders’ Equity	$1,136,100	$1,037,605

During the second quarter, we accomplished the following:

●	Increased our Revenue by 11.2% over the prior year period to $46.4 million;

●	Increased our Net Operating Income by 10.5% over the prior year period to $38.7 million;

●	Increased our Gross Leasable Area (GLA) by 7% over the prior year period to 24.6 million square feet;

●	Grew our acquisition pipeline to six new build-to-suit properties containing 1.8 million total square feet, all of which will be leased to Investment Grade tenants, at an aggregate cost of $238.1 million;

●	Increased our overall occupancy rate by 30 basis points over the prior year period to a sector leading 99.7% currently;

●	Renewed so far this fiscal year, eight of the ten leases set to expire during fiscal 2021. These eight lease renewals, comprising 1.1 million square feet resulted in a 7.2% increase in GAAP rent, a 0.4% increase in cash rent, and have a weighted average lease term of 4.1 years;

●	Maintained a weighted average lease term of 7.4 years;

●	Increased our annualized average base rent per occupied square foot by 4% to $6.51 from the prior year period;

●	Maintained a weighted average debt maturity on our fixed-rate mortgage debt of 11.3 years;

●	Reduced the weighted average interest rate on our fixed-rate mortgage debt to 3.87% from 4.04% in the prior year period;

●	Realized $2.2 million in gains from the sale of REIT securities and reported an additional $19.2 million in unrealized gains on our securities portfolio.

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Highlights from the Second Quarter of Fiscal 2021:

●	Acquisitions. To date in fiscal 2021, Monmouth has completed two high-quality acquisitions comprising 1.1 million square feet for an aggregate purchase price of $170.0 million. These properties, located in the Columbus, OH and Atlanta, GA MSAs, are leased to FedEx Ground and Home Depot U.S.A. for 15 and 20 years, respectively. These two properties are expected to generate $10.1 million in annual rent.

●	Pipeline. Monmouth’s $238.1 million acquisition pipeline currently contains six new build-to-suit properties, comprising 1.8 million total square feet. These properties have a weighted average lease term of 13.5 years and are expected to generate $13.7 million in annual rent. These projects are all leased to investment grade tenants, with 70% leased to FedEx Ground and 30% leased to Mercedes-Benz.

●	Parking Expansion Projects. In addition to the acquisition pipeline and recently completed expansion projects, the Company has several FedEx Ground parking expansion projects in progress with more under discussion. Currently the Company has eight FedEx Ground parking expansion projects underway that it expects to cost approximately $31.4 million. These parking expansion projects will enable Monmouth to capture additional rent while lengthening the terms of these leases.

●	Lease Renewals. The Company has renewed eight of the ten leases that were set to expire this fiscal year. These eight lease renewals represent 91% of the 1.2 million square feet expiring this year. These lease renewals have a weighted average lease term of 4.1 years, and a weighted average lease rate of $4.61 per square foot on a GAAP basis and $4.49 on a cash basis. This represents an increase of 7.2% on a GAAP basis and an increase of 0.4% on a cash basis.

●	Key Financial Metrics and Ratios. At quarter end, Monmouth’s weighted average lease maturity was 7.4 years and its weighted average mortgage debt maturity was 11.3 years. For the quarter, Net Debt to Adjusted EBITDA was at 6.4x, Fixed Charge Coverage at 2.0x, and Net Debt to Total Market Capitalization at 29%. The Company’s occupancy rate has been over 98.9% for six consecutive years and its weighted average lease term has exceeded seven years for seven consecutive years.

●	Securities Portfolio. At quarter end, the Company’s $131.7 million securities portfolio represented 5.4% of its undepreciated assets. During the quarter, Monmouth sold marketable REIT securities for gross proceeds totaling $16.3 million with an original cost basis of $14.1 million, resulting in a realized gain of $2.2 million. In addition, the Company had unrealized gains of $19.2 million from its securities portfolio during the quarter and $38.9 million in unrealized gains since fiscal year-end.

●	Asset Sale. Subsequent to the quarter end, on April 15, 2021, Monmouth sold its 60,400 square foot building located in Carlstadt (New York, NY), NJ for $13.0 million. Prior to the sale, the Company owned a 51% interest in this property. Its 51% portion of the sale proceeds resulted in a U.S. GAAP net realized gain of approximately $4.2 million, representing a 206% gain over the depreciated U.S. GAAP basis and a net realized gain of approximately $3.6 million, or 132% net gain over its historic undepreciated cost.

Merger Transaction with Equity Commonwealth

As announced on May 4, 2021, following a comprehensive strategic alternatives process, the Company entered into a definitive merger agreement by which Equity Commonwealth (NYSE: EQC) will acquire Monmouth in an all-stock transaction, valued at approximately $3.4 billion, including the assumption of debt. The combined company is expected to have a pro forma equity market capitalization of approximately $5.5 billion.

Under the terms of the agreement, Monmouth shareholders will receive 0.67 shares of Equity Commonwealth stock for every share of Monmouth stock they own. Based on the closing price for Equity Commonwealth on May 4, 2021, this represents approximately $19.40 per Monmouth share. The merger agreement provides for Monmouth to declare and pay one additional regular quarterly common stock dividend of $0.18 per share without Equity Commonwealth paying a corresponding common dividend to its shareholders. Accordingly, the total consideration to be received by the Monmouth shareholders in the transaction is $19.58 per Monmouth share.

Under the terms of the merger agreement, Monmouth plans to continue to pay its regular quarterly common stock dividend and its Series C Cumulative Redeemable Preferred Stock dividend between signing and closing of the transaction. Equity Commonwealth expects to begin paying a quarterly dividend after the transaction has closed. The Equity Commonwealth Board of Trustees will determine the timing and amount of the dividend.

The transaction is expected to close during the second half of calendar 2021, subject to customary closing conditions, including the approval by the common shareholders of both Equity Commonwealth and Monmouth.

In light of the pending transaction with Equity Commonwealth, we do not intend to host a conference call or webcast in connection with our second quarter FY 2021 financial results. The results will be available on the Company’s website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

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Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 120 properties, containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. Our occupancy rate is currently 99.7%, our weighted average building age is currently 9.9 years, and our percentage of revenue derived from Investment Grade tenants or their subsidiaries is currently 83%.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on our current expectations and involve various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations include risks and uncertainties relating to the proposed merger with Equity Commonwealth and other risks and uncertainties described in in our annual report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1) Non-U.S. GAAP Information: FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance. We define Adjusted Funds From Operations (AFFO) as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, lease termination income, non-recurring strategic alternative & proxy costs, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and AFFO and, accordingly, our FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO and AFFO are significant components in understanding our financial performance.

FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

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The following is a reconciliation of the Company’s U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to the Company’s FFO and AFFO for the three and six months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended		Six Months Ended
	3/31/2021	3/31/2020	3/31/2021	3/31/2020
Net Income (Loss) Attributable to Common Shareholders	$25,913	$(75,078)	$51,659	$(71,551)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	(19,186)	83,075	(38,906)	86,710
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	13,007	11,409	25,026	22,788
Plus: Amortization of Intangible Assets	600	508	1,132	1,016
Plus: Amortization of Capitalized Lease Costs	305	285	606	557
FFO Attributable to Common Shareholders	20,639	20,199	39,517	39,520
Plus: Depreciation of Corporate Office Capitalized Costs	57	66	116	118
Plus: Stock Compensation Expense	77	114	134	270
Plus: Amortization of Financing Costs	346	322	676	758
Plus: Non-recurring Strategic Alternative & Proxy Costs	1,993	-0-	2,239	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Gain on Sale of Securities Transactions	(2,248)	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Recurring Capital Expenditures	(403)	(717)	(563)	(936)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,043)	(632)	(1,661)	(1,232)
AFFO Attributable to Common Shareholders	$19,418	$19,352	$37,833	$39,284

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the six months ended March 31, 2021 and 2020 (in thousands):

	Six Months Ended
	3/31/2021	3/31/2020

Operating Activities	$54,426	$47,854
Investing Activities	(153,511)	(101,388)
Financing Activities	94,951	69,268

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